UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________________________________

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Meta Platforms, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Meta

Supplemental Proxy Materials

SPRING 2023

Board of Directors’ Voting Recommendations

Meta

✓ MANAGEMENT PROPOSALS

Our board of directors recommends you vote FOR each director nominee and FOR the following proposals
(for more information see section beginning on page referenced in the 2023 proxy statement):

1. The election of nine directors	22
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	39

✗ SHAREHOLDER PROPOSALS (if properly presented at the meeting)

Our board of directors recommends you vote AGAINST each of the following shareholder proposals
(for more information see section beginning on page referenced in the 2023 proxy statement):

A shareholder proposal regarding:

3. Government takedown requests	69
4. Dual class capital structure	71
5. Human rights impact assessment of targeted advertising	73
6. Report on lobbying disclosures	76
7. Report on allegations of political entanglement and content management biases in India	78
8. Report on framework to assess company lobbying alignment with climate goals	80
9. Report on reproductive rights and data privacy	83
10. Report on enforcement of Community Standards and user content	85
11. Report on child safety impacts and actual harm reduction to children	88
12. Report on pay calibration to externalized costs	91
13. Performance review of the Audit & Risk Oversight Committee	93

Meta's Board of Directors

Meta

We have a diverse set of directors with complementary qualifications, expertise, experience, and backgrounds that ensure effective oversight, represent the interests of our shareholders, and provide practical insights and varied perspectives

	Name	Director Since	Primary Employment	Independent	AROC	CNGC	PC	Background and Skills Highlights
	Mark Zuckerberg *Chief Executive Officer*	2004	Founder, Chair, and Chief Executive Officer, Meta					• Experience and perspective as our founder and CEO and as our largest and controlling shareholder
	Robert M. Kimmitt *Lead Independent Director*	2020	Senior International Counsel, WilmerHale	✓			Member	• Distinguished public service and experience with legal, regulatory, compliance, and public policy issues, finance experience, and extensive private and public sector leadership
	Peggy Alford	2019	Executive Vice President, Global Sales, PayPal Holdings	✓	Member	Chair	Member	• Global business, leadership, and compliance experience and experience with finance and product development
	Marc L. Andreessen	2008	Co-founder & General Partner, Andreessen Horowitz	✓		Member		• Finance and investment expertise and business experience as an internet entrepreneur, venture capitalist, and technologist
	Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓		Member		• Leadership, entrepreneurship and product innovation and development experience as the CEO of a large technology company
	Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓	Member		Chair	• Public and private sector leadership and compliance experience, as well as finance experience
	Sheryl K. Sandberg	2012	Former Chief Operating Officer, Meta; Founder, LeanIn.Org and OptionB.Org					• Leadership, global business, government, technology, and product development experience, including as our former COO
	Tracey T. Travis	2020	Executive Vice President and Chief Financial Officer, The Estée Lauder Companies	✓	Chair			• Global business and financial expertise as a CFO of multiple global companies and experience with consumer products
	Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓		Member		• Leadership, entrepreneurship and product innovation experience as the CEO of a large technology company, including expertise in the consumer experience

AROC = Audit & Risk Oversight Committee **CNGC** = Compensation, Nominating & Governance Committee **PC** = Privacy Committee Chair = Committee chair Member = Committee member

Shareholder Proposals

Meta

META'S APPROACH TO EVALUATING SHAREHOLDER PROPOSALS

In considering whether a proposal is in the company's best interest and recommending how shareholders vote, our board of directors takes into account the following:

- ✓ engagement with the proponents
- ✓ the company's current practices
- ✓ peer and market practices
- ✓ shareholders' expressed preferences
- ✓ prior shareholder support for related topics
- ✓ discussions with senior management
- ✓ review by internal subject matter experts
- ✓ the cost, feasibility and risks associated with implementation of the request

Proposal Three: Shareholder Proposal Regarding Government Takedown Requests

Submitted by the National Legal and Policy Center

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- We are committed to transparency through the publication of information on how we address government requests for user data, content violating local laws, global internet disruptions, and intellectual property.
- Our board of directors provides oversight of the risks associated with our content management and monitoring practices.
- A separate Oversight Board independently reviews a selection of Meta's content decisions to help interpret our policies and respect free expression.
- We remain committed to transparency, including about content reported by a government agency that was removed for violating our Community Standards.
- Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders.

Shareholder Proposals

Meta

Proposal Four: Shareholder Proposal Regarding Dual Class Capital Structure

Submitted by lead filer the NorthStar Asset Management, Inc. Funded Pension Plan and co-filer the Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- Our current capital structure allows our board of directors and management team to focus on the long term.
- Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
- The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.

Proposal Five: Shareholder Proposal Regarding Human Rights Impact Assessment of Targeted Advertising

Submitted by lead filer Mercy Investment Services, Inc. and co-filers AXA Investment Managers Paris, Benedictine Sisters of Mount St. Scholastica, CommonSpirit Health, Missionary Oblates of Mary Immaculate-US Province, and Northwest & Ethical Investments L.P.

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- We are committed to respecting human rights.
- We are currently undertaking an enterprise-wide salient human rights risk assessment, which will include potential human rights risks related to targeted advertising and is supported by independent experts.
- Our terms and advertising policies prohibit the use of our platform to engage in unlawful discrimination.
- The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

Shareholder Proposals

Meta

Proposal Six: Shareholder Proposal Regarding Report on Lobbying Disclosures

Submitted by United Church Funds

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- Our mission is to give people the power to build community and bring the world closer together.
- We are committed to thorough and robust reporting processes to provide transparency around our lobbying-related activities.
- Given our existing transparency around our lobbying activity, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and would not provide additional benefit to our shareholders.

Proposal Seven: Shareholder Proposal Regarding Report on Allegations of Political Entanglement and Content Management Biases in India

Submitted by SumOfUs on behalf of Mari Mennel-Bell

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- We are committed to respecting human rights – and their underlying principles of equality, safety, dignity, privacy, and voice – across our business operations.
- We are dedicated to building a team that reflects the diversity of the people, all around the globe, who use our products and services.
- We are committed to platform safety and integrity in all jurisdictions in which we operate, including India, and we have devoted considerable resources to promoting respect for our users and to protecting user safety in India.
- We already provide extensive disclosure on our human rights policies and practices and have published an independent human rights impact assessment regarding potential human rights risks in India that we believe addresses the proposal.
- Given our ongoing efforts to address this topic, the requested report is unnecessary and would not provide additional benefit to our shareholders.

Shareholder Proposals

Meta

Proposal Eight: Shareholder Proposal Regarding Report on Framework to Assess Company Lobbying Alignment with Climate Goals

Submitted by lead filer Presbyterian Church (U.S.A.) and co-filer Portico Benefit Services

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations.
- We provide transparent disclosure on our lobbying and political activity.
- We have a robust process in place to ensure that our climate policy work aligns with our stated priorities.
- Given our ongoing commitment to fighting climate change and our disclosure that we do not always agree with the positions of all trade associations, the board of directors believes that the requested report is unnecessary.

Proposal Nine: Shareholder Proposal Regarding Report on Reproductive Rights and Data Privacy

Submitted by Arjuna Capital on behalf of Frank Konhaus and Ellen Cassilly

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- We are deeply committed to addressing issues of safety, security, and privacy in a holistic way in response to the constantly evolving dynamics of the digital age.
- Our board's Privacy Committee assists the board with respect to privacy and data use matters and receives regular briefings on the state of our privacy program from our independent privacy assessor.
- We build tools to help our users secure their information and give them more control over their privacy.
- We transparently report on government requests for user data.
- The requested report is unnecessary given our existing efforts to protect user privacy and ongoing transparency on this topic.

Shareholder Proposals

Meta

Proposal Ten: Shareholder Proposal Regarding Report on Enforcement of Community Standards and User Content

Submitted by lead filer As You Sow on behalf of Meyer Memorial Trust (S) and co-filers As You Sow on behalf of the Remmer Family Foundation Inc. (S) and Thomas Van Dyck

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- We are committed to keeping people safe while giving them the ability to express themselves.
- We regularly report on the actions that we take, including our use of third-party assessments to review the accuracy of our reporting and the strength of our processes.
- We work closely with global experts to continually improve our services.
- We provide our users with the tools to take control of their experience on our apps.
- Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders.

Shareholder Proposals

Meta

Proposal Eleven: Shareholder Proposal Regarding Report on Child Safety Impacts and Actual Harm Reduction to Children

Submitted by lead filer Proxy Impact on behalf of the Lisette Cooper 2015 Trust and the Linda C. Wisnewski Trust and co-filers Adrian Dominican Sisters, Maryknoll Sisters of St. Dominic, Inc., Sisters of St. Joseph of Peace, the Durocher Fund, and the Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- We want people, especially young people, to foster their online relationships in a safe environment, and we work closely with a broad range of stakeholders and experts to inform our approach to safety.
- Our policies prohibit harmful content, as well as content or behavior that exploits young people. We are focused on building features and tools that enable people to connect online safely and responsibly.
- We are committed to providing families with the tools they need to promote safe and healthy social media usage.
- We have invested in a combination of technologies and tools that provide options to verify age, and protect young people's privacy, even in the absence of clear standards regarding online age verification.
- We have the same goals as parents and policymakers: we want young people to have safe, positive experiences online and we publish Community Standards Enforcement Reports quarterly to track and demonstrate our commitment to online safety and inclusivity.
- Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders.

Shareholder Proposals

Meta

Proposal Twelve: Shareholder Proposal Regarding Report on Pay Calibration to Externalized Costs

Submitted by The Shareholder Commons on behalf of Catherine Raphael

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- Our executive compensation program is designed to support our company priorities and promote long-term shareholder interests.
- The compensation, nominating & governance committee oversees our executive compensation program and seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests.
- The requested report is too broad in scope to be feasible or effective and would come at a significant cost to shareholders with no discernible benefit.
- Given our existing efforts to ensure our executive compensation program appropriately incentivizes our executives and the infeasibility of preparing the requested report, the board of directors believes that the requested report would be unwise to attempt to produce.

Proposal Thirteen: Shareholder Proposal Regarding Performance Review of the Audit & Risk Oversight Committee

Submitted by lead filer Harrington Investments, Inc. and co-filer Mary Hawkins

Our board of directors recommends a vote AGAINST the shareholder proposal for the following reasons:

- The audit & risk oversight committee is comprised entirely of independent directors and takes its responsibilities, including risk oversight, seriously.
- We are currently in the process of undertaking an external quality assessment of our internal audit function by an independent third party, which will include the audit & risk oversight committee's oversight of the internal audit function.
- We believe that a third-party assessment of the audit & risk oversight committee's performance is unnecessary and would not provide additional benefit to shareholders, in light of the board of director's existing practices.

Disclaimer

Meta

These Supplemental Proxy Materials are only a summary of certain information in our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 14, 2023, and shareholders should read the Definitive Proxy Statement in its entirety before voting their shares.

No reports, documents or websites that are cited or referred to in these Supplemental Proxy Materials shall be deemed to form part of, or to be incorporated by reference into, these Supplemental Proxy Materials.

Meta